UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TERRA INCOME FUND 6, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2865244
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices)	10036 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
7.00% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-251166

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED
IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.00% Notes due 2026 (the “Notes”) of Terra Income Fund 6, Inc., a Maryland corporation (the “Company”) is set forth under the heading “Description of the Notes” in the Preliminary Prospectus, dated February 2, 2021, included in the Company’s Registration Statement on Form N-2 (Registration No. 333-251166), which was declared effective on February 3, 2021, as supplemented by the description set forth under the heading “Description of the Notes” in the Company’s Final Prospectus, dated February 3, 2021, filed with the Securities and Exchange Commission on February 4, 2021, under Rule 424(b)(1) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of February 10, 2021, between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on February 10, 2021).
4.2	First Supplemental Indenture, dated as of February 10, 2021, between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on February 10, 2021).
4.3	Form of the Global Note representing the Notes (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TERRA INCOME FUND 6, INC.
Date:	February 10, 2021	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary